Exhibit 99.2

PRESS RELEASE Star Maritime Acquisition Corp. 103 Foulk Road Wilmington, Delaware 19803 www.starmaritimecorp.com FOR IMMEDIATE RELEASE March 15, 2007
Investor Relations / Financial Media:
Nicolas Bornozis
President
Capital Link, Inc.
230 Park Avenue, Suite 1536
New York, NY 10169
Tel. (212) 661-7566
E-mail: nbornozis@capitallink.com
www.capitallink.com

STAR MARITIME ACQUISITION CORP. AND STAR BULK CARRIERS CORP. ANNOUNCE THE FILING OF PRELIMINARY PROXY MATERIAL AND PROSPECTUS WITH THE SEC

New York, New York, March 15, 2007—Star Maritime Acquisition Corp. (AMEX:SEA), Delaware corporation (“Star Maritime”), and its wholly-owned subsidiary Star Bulk Carriers Corp., a Marshall Islands corporation (“Star Bulk”), announced today the filing with the Securities and Exchange Commission of a preliminary proxy statement of Star Maritime seeking approval of the merger of Star Maritime with and into Star Bulk with Star Bulk as the surviving corporation (the “Redomiciliation Merger”), and a registration statement of Star Bulk containing a prospectus for the registration of shares of Star Bulk that will be issued in exchange for shares of Star Maritime in the Redomiciliation Merger. The consummation of the merger is subject to, among other things, obtaining the requisite approval of the stockholders of Star Maritime at a special meeting.

Star Maritime is a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more businesses in the shipping industry. In December 2005, Star Maritime through its initial public offering raised approximately $188.7 million, which was deposited in a trust account, and $11.3 million in a private placement to certain officers and directors and dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

Definitive Agreements to Acquire the Initial Fleet of Eight Vessels:

Star Bulk has entered into definitive agreements to acquire a fleet of eight drybulk carriers consisting of two Capesize, one Panamax and five Supramax drybulk carriers with an average age of approximately 10 years and a combined cargo-carrying capacity of 691,213 deadweight tons from certain wholly-owned subsidiaries of TMT Co., Ltd. (“TMT”), a global shipping company with management headquarters in Taiwan. The aggregate purchase price is $345,237,520, consisting of $224,500,000 in cash and 12,537,645 shares of Star Bulk’s common stock.

Star Bulk's acquisition of the eight drybulk carriers from TMT is contingent upon the approval of the Redomiciliation Merger, following which Star Maritime will be merged out of existence and Star Bulk will be governed by the laws of the Republic of the Marshall Islands.

The Initial Fleet Agreed to be Acquired:

Set forth below is summary information for Star Bulk’s initial fleet. TMT has procured charters with third parties for four of the eight vessels in accordance with the acquisition agreements. Subsidiaries of Star Bulk have entered into time charter agreements with TMT for an additional two of the eight vessels.

TMT Vessel	To be renamed	Type	DWT	Year Built	Time Charter Term	Daily Time Charter Hire Rate
A Duckling	Star Alpha	Capesize	175,075	1992	3 years	$ 47,500
B Duckling	Star Beta	Capesize	174,691	1993	Spot	N/A
C Duckling	Star Gamma	Supramax	53,098	2002	1 year	$ 28,500
F Duckling	Star Delta	Supramax	52,434	2000	2 years	$ 25,800
G Duckling	Star Epsilon	Supramax	52,402	2001	2 years	$ 25,550
I Duckling	Star Zita	Supramax	52,994	2003	1 year	$ 30,500
J Duckling	Star Theta	Supramax	52,425	2003	Spot	N/A
Mommy Duckling	Star Iota	Panamax	78,585	1983	1 year	$ 18,000

Star Bulk has received indication letters from international shipping lenders that will, subject to the approval of the Redomiciliation Merger, provide Star Bulk with a credit facility of up to $120,000,000 with a minimum eight-year term and secured by the vessels that Star Bulk has agreed to acquire from TMT. Star Bulk intends to draw down approximately $40,000,000 under the credit facility to fund a portion of the cash consideration portion of the aggregate purchase price of the vessels in the initial fleet. Any excess un-drawn funds under the credit facility will be used to replenish funds from the Trust Account used for redeeming shareholders, if any, with the remainder of the funds used for additional vessel acquisitions and to provide working capital.

Star Bulk’s Anticipated Dividend Policy:

Star Bulk currently intends to pay quarterly dividends to the holders of its common shares, in February, May, August and November, in amounts that will allow it to retain a portion of its cash flows to fund vessel or fleet acquisitions, and for debt repayment and dry-docking costs, as determined by its board of directors. Star Bulk expects that the quarterly dividend for its first full quarter of operations will be $0.325 per share.

Completion of the Redomiciliation Merger:

Star Maritime expects to consummate the Redomiciliation Merger during the third quarter of 2007.

The Board of Directors of Star Maritime has unanimously approved the Redomiciliation Merger. Star Maritime cannot complete the Redomiciliation Merger unless (1) the holders of at least a majority of the issued and outstanding shares of Star Maritime entitled to vote at the special meeting vote in favor of the Redomiciliation Merger; (2) holders of at least a majority of the shares issued in the initial public offering and private placement vote in favor of the Redomiciliation Merger; and (3) holders of less than 6,600,000 shares of common stock, such number representing 33.0% of the 20,000,000 shares of Star Maritime common stock issued in the initial public offering and private placement, vote against the Redomiciliation Merger and exercise their redemption rights to have their shares redeemed for cash.

Star Maritime’s senior executive officers and two of its directors have agreed to vote an aggregate of 1,132,500 shares owned by them and any shares they may acquire in the future in favor of the Redomiciliation Merger. All of our officers and directors have agreed to vote an aggregate of 9,026,924 shares owned by then in accordance with the vote of the holders of a majority of the shares issued in the initial public offering and the private placement.

Following the Redomiciliation Merger, each outstanding share of Star Maritime common stock, par value $0.0001 per share, will be converted into the right to receive one share of Star Bulk common stock, par value $0.01 per share, and each outstanding warrant of Star Maritime will be assumed by Star Bulk with the same terms and restrictions except that each warrant will be exercisable for common stock of Star Bulk. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $8.00 per share, subject to adjustment, at any time commencing on the completion of a business combination. Following the effectiveness of the Redomiciliation Merger, the warrants will become exercisable. The warrants will expire on December 16, 2009 at 5:00 p.m., New York City time.

Following the Redomiciliation Merger, Star Bulk will have outstanding 41,564,569 shares of common stock, assuming that no stockholders vote against the Redomiciliation Merger and exercise redemption rights to have their shares redeemed for cash. In addition, Star Bulk will have 20,000,000 shares of common stock reserved for issuance upon the exercise of the warrants. Star Bulk will apply to have its common stock and warrants listed on the NASDAQ Global Market under the symbols “SBLK” and “SBLKW” respectively.

As provided in Star Maritime’s Certificate of Incorporation, holders of Star Maritime common stock have the right to redeem their shares for cash if such stockholder votes against the Redomiciliation Merger, elects to exercise redemption rights and the Redomiciliation Merger is approved and completed.

Following the Redomiciliation Merger, TMT and its affiliates are expected to own between 30.2% and 35.9% of Star Bulk’s outstanding common stock, depending on the number of shares redeemed for cash. Under certain circumstances, in the future, Star Bulk may issue up to an additional 1,606,962 shares of common stock to TMT (the “Additional Stock”). Assuming applicable conditions to issuance are satisfied after giving effect to the issuance of the Additional Stock, TMT and its affiliates are expected to own between 32.8% and 38.7% of the Star Bulk’s outstanding common stock, depending on the number of shares redeemed for cash.

Non-Completion of the Redomiciliation Merger:

If Star Maritime does not complete the Redomiciliation Merger or another business combination transaction by December 21, 2007, Star Maritime will be liquidated and will distribute to all holders of shares issued in the initial public offering in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, including any interest (net of any taxes payable) not previously released from the trust account, plus any remaining net assets. Star Maritime’s officers and directors have agreed to waive their respective rights to participate in any liquidation distribution should Star Maritime fail to consummate a business combination transaction with respect to an aggregate of 10,159,424 shares of common stock owned by them. In the event of our liquidation, Star Maritime would not distribute funds from the trust account with respect to the Star Maritime warrants, which would expire.

Forward-Looking Statements

The information in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding: (1) the delivery and operation of assets of Star Bulk; (2) Star Bulk’s future operating or financial results; (3) future, pending or recent acquisitions, business strategy, areas of possible expansion, and expected capital spending or operating expenses; (4) drybulk market trends, including charter rates and factors affecting vessel supply and demand; and (5) other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning.

Such forward looking statements are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, Star Maritime and Star Bulk’s examination of historical operating trends, data contained in their records and other data available from third parties. Although Star Maritime and Star Bulk believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond their control, Star Maritime and Star Bulk cannot assure you that Star Maritime or Star Bulk will achieve or accomplish these expectations, beliefs or projections. Important factors that could cause actual results to differ materially from those discussed in the forward-looking statements include the failure of Star Maritime to obtain the requisite stockholder approval, failure of a seller to deliver one or more vessels, the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in Star Bulk’s operating expenses, including bunker prices, dry-docking and insurance costs, or actions taken by regulatory authorities, potential liability from pending or future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists. Additional factors that could cause Start Maritime’s and Star Bulk’s results to differ materially from those described in the forward-looking statements can be found in Star Maritime’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and Star Bulk’s Registration Statement Form F-1/F-4 filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Star Maritime and Star Bulk disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Notices

STAR MARITIME AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF STAR MARITIME’S STOCKHOLDERS TO BE HELD TO APPROVE THE TRANSACTION DESCRIBED IN THIS PRESS RELEASE. STOCKHOLDERS OF STAR MARITIME AND OTHER INTERESTED PERSONS ARE ADVISED TO READ STAR MARITIME’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT WHEN AVAILABLE BECAUSE THESE PROXY STATEMENTS CONTAIN IMPORTANT INFORMATION.

SUCH PERSONS ARE ALSO ADVISED TO READ STAR MARITIME’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, FILED ON MARCH 14, 2006, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF STAR MARITIME’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS SHOULD THE BUSINESS COMBINATION BE CONSUMMATED.

THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE BUSINESS COMBINATION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO:

STAR MARITIME ACQUISITION CORP.
103 FOULK ROAD
WILMINGTON, DELAWARE 19803
ATTENTION: CORPORATE SECRETARY

THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE ANNUAL REPORT ON FORM 10-K CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE AT HTTP://WWW.SEC.GOV.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such jurisdiction.